STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 20, 1997


BETWEEN

Supercanal Holding S.A., an Argentine corporation, hereinafter referred to as the "Buyer", and United International Holdings Argentina, S.A., an Argentine corporation ("UIH"), and UIH Argentina, Inc., a Colorado corporation ("UIHA"). UIH and UIHA are collectively referred to in this Agreement as the "Sellers." The Sellers and the Buyer are jointly referred to as the "Parties."

                                    RECITALS

The Sellers are the owners of the shares of stock of the Argentine companies set forth on Schedule I, in proportion and quantities that are detailed on Schedule I and the Buyer is interested in acquiring such shares pursuant to the terms and conditions of this Agreement.

In consideration of the terms and covenants contained herein, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

As used herein, the following terms have the following meanings (terms defined in singular to have the same meanings when used in plural and vice versa):

ADDITIONAL AGREEMENTS: Any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement including, without limitation, any Contract and any other documents (except opinions) delivered to the Buyer pursuant to Article 6.

AFFILIATE: Affiliate of a Person will mean, unless otherwise specified, any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person. For purposes of this definition the term "control" means effective management control of the Person including, without limitation, control through the power to elect a sufficient number of directors or to appoint a sufficient number of senior managers to obtain control or similar powers. A Person will be rebuttably presumed to control another Person or entity if it owns 50% or more of the equity or the voting power of the applicable entity.

AGREEMENT: This Stock Purchase Agreement (including the Exhibits and Schedules attached hereto).

APPLICABLE PURCHASE AGREEMENTS: The purchase agreements under which the Sellers acquired their ownership interests in the Operating Companies.

ASSETS: For any Person, all of the properties, Equipment, Systems, Licenses, marks, commercial names, intellectual property rights, and other assets, privileges, rights, interest, claims and goodwill of such Person, real and personal, tangible and intangible, owned, leased or otherwise used by such Person.

BAHIA BLANCA AGREEMENT: That certain Stock Purchase Agreement, dated as of October 17, 1997, by and among the Sellers and Multicanal S.A., an Argentine corporation, with respect to the sale of the shares of stock of certain Argentine corporations operating in Bahia Blanca.

BUSINESS DAY: Any day on which banks in the State of New York, U.S.A., and in the city of Buenos Aires, Argentina, are not required or authorized to be closed by law.

CLOSING:  As defined in Section 2.2 of this Agreement.

CLOSING DATE:  The date on which the Closing occurs.

CLOSING LIABILITIES: All obligations, net of any amounts in escrow accounts to provide for any such obligations, of each of the Companies at the Closing Date that are or should be included as liabilities on the consolidated balance sheet of the Companies as of said date in accordance with generally accepted accounting principles in Argentina.

CLOSING CURRENT ASSETS: All assets of each of the Companies at the Closing Date (net of any amounts in escrow accounts referred to in the definition of Closing Liabilities) that are or should be included as current assets on the consolidated balance sheet of the Companies as of said date in accordance with generally accepted accounting principles in Argentina.

COMFER:  The Argentine Comite Federal de Radiodifusion.

COMPANIES:  The Holding Companies and the Operating Companies.

CONTRACTS/COMMITMENTS: For any Person, any contract, mortgage, deed of trust, bond, lease, license, note, franchise, certificate, option, warrant, right, or such other instrument, document or written agreement, and any oral obligation, right or agreement to which such Person is a party and/or beneficiary and/or obligee and/or subscriber and/or by which such Person and/or any Assets or securities of such Person are or may be bound, including, without limitation, any License.

EQUIPMENT: Equipment includes, but is not limited to, electronic devices, trunk and distribution cables; amplifiers; power supplies; conduit; cables and pedestals; grounding and pole hardware, installed subscriber devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings); "headend" (origination, transmission and distribution system); hardware; tools; inventory; spare parts; maps and engineering data; vehicles; microwave equipment; studios and other broadcast facilities and other equipment for local programming; and all other tangible property and facilities owned, used or held for use by the Operating Companies in the Systems of the Companies.

GOVERNING  DOCUMENTS:  The  bylaws  (estatutos),   articles  or  certificate  of
incorporation or association, or other governing documents which may be mandatory in any entity.

GOVERNMENTAL AUTHORITY: Any court, administrative agency or commission, or any other governmental organization, or any other governmental or quasi-governmental agency, instrumentality or official, domestic or foreign.

HOLDING COMPANIES: Inversora Atelco Comodoro, S.A., and Inversora Antena Comunitaria Trelew S.A.

JUDGMENT: Any judgment, writ, order, decree or ruling of or by any court, judge or magistrate, including any bankruptcy court or judge.

LAW: The civil and commercial law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure adopted and in effect in the Argentine Republic or its political subdivisions.

LICENSES: All concessions, licenses, permits, operating authorizations and other agreements and approvals from Governmental Authorities, providers of programming or other entities and all material rights-of-way, satellite, microwave or other transmission agreements, pole or underground construction or usage agreements and all other agreements necessary to construct, own and operate a System in a specified geographical area in compliance with applicable Laws.

LIEN: Any security agreement, financing statement (whether filed or not), conditional sale or other title retention agreement, any lease, consignment or bailment given for security purposes, any lien, charge, limitation, restrictive agreement, mortgage, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, legal custody, exception to or defect in title or other ownership interest (including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and Licenses) of any kind.

MATERIAL ADVERSE EFFECT: Material Adverse Effect means any event, change, occurrence or condition, singly or together with any other event, change, occurrence or condition that would have a material adverse effect on the condition, financial or otherwise, of a Person.

OPERATING COMPANIES:  Atelco, S.A., and Antena Television Comunitaria, S.A.

PERSON: Any natural person, sociedad anonima, sociedad de responsabilidad limitada, corporation, general or limited partnership, joint venture, trust, association, entities of any kind (with or without legal existence) or Governmental Authority or other persons.

PURCHASE PRICE:  The Purchase Price will equal the following:

     (a) The aggregate amount for all of the Companies (calculated without duplication) of the following amount for each Company:

          (i)(A) the total number of Subscribers of such Company at the Closing Date multiplied by US$1,500, (B) less the Closing Liabilities of such Company, (c) plus the Closing Current Assets of such Company;

          (ii) multiplied by the total percentage ownership of such Company being transferred pursuant to this Agreement.

For example, suppose Company A is a seller and owns 80% of the shares of Company B and Company B owns 90% of Company C. Company B has no Subscribers, US$25 of Closing Liabilities and US$5 of Closing Current Assets. Company C has 10 Subscribers, US$100 of Closing Liabilities and US$20 of Closing Current Assets. In this case, clause (a) of the definition of Purchase Price would be applied as follows:

     -- The amount for Company C would be (10 x US$1,500) minus US$100 plus US$20, all multiplied by 72%, for a total of US$10,742.40.

     --   The amount for Company B would be ($20) multiplied by 80% or ($16).

     -- The total amount for these two companies under clause (a) would be US$10,726.40.

REAL PROPERTY: For any Person, all realty, towers, fixtures and other interests in real property, buildings, improvements and construction-in-progress owned, leased, occupied, used or held for use by such Person.

REQUIRED CONSENTS:  As defined in Section 3.2.2 hereof.

RESTRICTION: With respect to any stock, any voting or other trust or agreement, option, warrant, escrow, proxy, buy-sell or other share transfer agreement, power of attorney or other Contract, arrangement or understanding, Judgment or Law that (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of, or otherwise results or may result (with or without the passage of time, the payment of money or the occurrence of any other event) in any Person acquiring any such stock, any interest in or proceeds or distributions of any such stock, (ii) restricts or may restrict the transfer of or the exercise of any voting rights or the enjoyment of any other benefits arising by reason of ownership of any such stock, proceeds or distributions, or (iii) creates or may create a lien or a purported lien affecting such stock, proceeds or distributions.

RIGHTS: Collectively, (A) the right to any dividend of any of the Companies, in cash or in kind, declared but not distributed as of the Closing Date, (B) all the rights arising from revocable or irrevocable capital contributions made by Sellers to the Companies prior to the Closing Date that have not been capitalized (or the capitalization of which has not yet been effected), (C) all credits that the Sellers may have against the capital of the Companies as of the Closing Date, (D) all rights to subscribe to the Companies' capital increases as of the Closing Date, and (E) any other rights to be paid in as of the Closing Date.

SANTA FE AGREEMENT: That certain Amended and Restated Stock Purchase Agreement, dated as of October 20, 1997, by and among the Buyer, UIHA, and CV American Holdings L.L.C., a Delaware limited liability company, with respect to the sale of the shares of stock of certain Argentine corporations operating in Santa Fe and Entre Rios.

SELLERS' REPRESENTATIVE: UIH Latin America, Inc., a Colorado corporation, or such other Person as the Sellers may designate in writing in the future. The Sellers grant the Sellers' Representative sufficient power to interpret and/or modify this Agreement and to sign any agreement related to the same.

SHARES: The shares of the Holding Companies' capital stock, and the shares of any Operating Company's capital stock held directly by any Seller, set forth on
Schedule I to be purchased by the Buyer from the Sellers pursuant to this Agreement, which will constitute all of the outstanding capital stock and voting power of each such Holding Company or Operating Company, as applicable, owned by the Sellers. The transfer of the Shares implies the transfer of all of the Rights.

SUBSCRIBER: Any person that, at the relevant date for the calculation of the number of Subscribers, is connected to the services furnished by the Company, and with respect to whom condition (i) below and one of conditions (ii) and
(iii) below is met.

          (i) the services furnished by the Company to that person have been invoiced on a monthly basis at a time consistent with the system's past practices;

          (ii) if services had been furnished for a period for which more than two invoices have been issued, no debt in respect of a monthly invoice, other than the three monthly invoices due prior to such date is outstanding (including debt outstanding under a refinancing plan) or have been released or otherwise discharged without payment since August 1, 1997, PROVIDED, HOWEVER, that a person owing any such invoice under a refinancing plan of which at least THREE installments have been paid at that date and who is not in arrears with respect to any installment thereof will be considered a Subscriber; and

          (iii) if services had been furnished for a period shorter than the period contemplated in (ii) above, that person has paid either (a) a connection charge not lower than 50% of the system's regular monthly charge or (b) a monthly invoice in advance.

     If a person has been connected to the services under a temporary sale promotion, that person shall be counted as a fraction of subscriber in the same proportion as the monthly charge paid by that person bears to the then regular monthly charge. For the purposes hereof "temporary sale promotion" shall mean, with respect to any system, any temporary discount, rebate or other reduction in the system's monthly charge for the purpose of gaining new subscribers for the system, and "regular monthly charge" shall mean, with respect to any system, the monthly charge invoiced to the persons connected to that system under no such promotion or other preference, as shown in the relevant management reports. For systems that normally offer a discount for invoices paid within a specified time, the discounted amount shall be deemed to be the regular monthly charge.

     If a person connected to the services enjoys a preference charge, that person shall be counted as a fraction of subscriber in the same proportion as the monthly charge paid by that person bears to the then regular monthly charge. For the purposes hereof "preference charge" shall mean, with respect to any system owned by the Company, any charge lower than the regular monthly charge (as defined above) provided for by the Company under any program other than a temporary sale promotion.

     If a person connected to the services pays more than the regular monthly service charge, then that person shall be counted as more than one subscriber in a manner comparable to that used above for persons who pay less than the regular monthly charge.

SYSTEM: A complete multi-channel subscription television reception and distribution system consisting of one or more head-ends, trunk cable, subscriber drops and associated electronic equipment that is or is capable of being operated as an independent system without interconnections to other systems.

TAX: Any tax or payment of any kind required pursuant to any Law, to be paid to any Governmental Authority.

TITLE DOCUMENTS: Any deed, grant of easement, certificate of title or other document which confirms or vests title or ownership of any property or any interest in Assets in any Person.

US$:  United States Dollars.


                                    ARTICLE 2
                                PURCHASE OF STOCK

     2.1 PURPOSE OF AGREEMENT.

         (a) The Sellers agree to sell, assign and transfer to Buyer and Buyer agrees to purchase, pursuant to the terms and conditions of this Agreement, the Shares.

         (b) This Agreement includes the transfer to Buyer of all of the Rights on the Closing Date. Sellers also agree to transfer directly (or through transfer of a parent company) all rights to receive funds from or enforce the provisions of any escrow existing pursuant to any of the Applicable Purchase Agreements or related documents.

         (c) This Agreement includes the assignment by Sellers to Buyer of all of Sellers' rights and obligations under the Applicable Purchase Agreements, to the extent such rights and obligations are assignable under the respective terms of such Applicable Purchase Agreements.

     2.2 CLOSING.

         (a) The Closing of the purchase and sale of the Shares (the "Closing") will occur on October 20, 1997 at 10:00 a.m. Buenos Aires time. The Closing shall take place at the offices of Estudio Beccar Varela, Buenos Aires, Argentina, or any other place as agreed in writing by Buyer and Sellers' Representative.

         (b) At the Closing the Sellers will deliver to the Buyer any and all certificates representing the Shares and will take all necessary acts to perfect the transfer of the Shares and note in the name of the Buyer and/or the company that the Buyer will designate the transfer in the Companies' Stock Registry Books, free of Liens and Restrictions, with the exception of the authorization provided for in Article 46 clause (f) of the Broadcasting Law, if applicable.

     2.3 PAYMENT OF PURCHASE PRICE.

         2.3.1 INITIAL PAYMENT: The Buyer has paid to the Sellers the sum of US$5,000,000.00 as partial payment of the Purchase Price. Such amount will be forfeited by Buyer if the Closing does not occur on October 20, 1997 for any reason other than a breach by Seller of a material obligation hereunder or a failure by Seller to satisfy the conditions precedent set forth in Section 6.1.

         2.3.2 ESCROW DEPOSIT: US$2,429,203.00 of the Purchase Price (the "Escrow Deposit") will be paid at the Closing by way of a deposit on behalf of the Buyer in an escrow account (the "Escrow Account") with Colorado National Bank N.A. or such other escrow agent as the Parties shall agree, with which an agreement will be signed substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"). The Escrow Account will be governed by the terms and conditions of the Escrow Agreement.

         2.3.3 CLOSING PAYMENTS: The remainder of the Purchase Price, determined pursuant to Section 2.4(a) (the "Closing Payment"), will be paid to the Sellers at the Closing.

     2.4 DETERMINATION OF PURCHASE PRICE. For purposes of the Closing Payment to be made pursuant to Section 2.3.3, the Purchase Price will be determined as follows:

         (a) Attached hereto as Exhibit B is a certificate setting forth a good faith estimate, based on August 31, 1997 numbers, of (A) the total number of Subscribers to the Companies' Systems as of the Closing Date, (B) the Closing Liabilities, (C) the Closing Current Assets, and (D) the Purchase Price. The Closing Payment will be (i) the Purchase Price shown on that certificate (the "Estimated Purchase Price") plus interest thereon from October 17, 1997 until the Closing at the rate of 15% per annum, payable weekly until the Closing occurs, minus (ii) subject to Section 2.3.1, the partial payment described in
Section 2.3.1 and minus (iii) the Escrow Deposit.

         (b) Within thirty days after the Closing Date, the Buyer will deliver to the Sellers' Representative a statement (the "Purchase Price Statement") showing (i) the number of Subscribers at the Closing Date, (ii) the Closing Liabilities, (iii) the Closing Current Assets and (iv) the resulting Purchase

Price, and specifying in reasonable detail how each of those items was calculated. In order to expedite calculation of the Purchase Price, the Seller will cooperate with the Buyer prior to the Closing in the Buyer's efforts to prepare to audit the number of Subscribers at the Closing Date and to determine the Closing Liabilities and Closing Current Assets. The Buyer will permit the Sellers' Representative or its designee to participate in the Buyer's audit of the number of Subscribers at the Closing Date. Schedule 2.4(b) details certain valuation criteria to be used for auditing or arbitration purposes. If Buyer does not deliver the Purchase Price Statement within this 30-day period, it will have no right to assert that the Purchase Price is lower than the Estimated Purchase Price.

         (c) The Purchase Price shown on the Purchase Price Statement will be deemed to be the final Purchase Price unless, within ten days after it receives the Purchase Price Statement, the Sellers' Representative delivers to the Buyer a notice (a "Dispute Notice") stating that the calculation of the Purchase Price was not correct and specifying in reasonable detail each item on the Purchase Price Statement that the Sellers' Representative disputes, and the amount in dispute with regard to each of those items.

         (d) If a Dispute Notice is delivered to the Buyer within the ten day period described in subparagraph (c), the Buyer and the Sellers' Representative will attempt to reach an agreement within five days after the Dispute Notice is delivered with regard to each item specified in the Dispute Notice. If the Buyer and the Sellers' Representative fail to agree within that five day period as to any items, KPMG Peat Marwick or another firm of accountants agreed upon by the Buyer and the Sellers' Representative (the "Accountants") will be retained to resolve the dispute as to those items (with the Buyer and the Sellers each paying half the cost of the Accountants). The determination of the Accountants as to each item will be final and binding on the Parties. The final Purchase Price will reflect all adjustments to the Purchase Price shown on the Purchase Price Statement that are agreed upon by the Buyer and the Sellers' Representative or are determined by the Accountants.

         (e) Within three days after the Purchase Price Statement is delivered to the Sellers' Representative, the Buyer will pay the Sellers the amount, if any, by which the Purchase Price shown on the Purchase Price Statement exceeds the Estimated Purchase Price.

         (f) Within three days after the Dispute Notice is delivered to the Buyer (or the time to deliver a Dispute Notice expires without a Dispute Notice being delivered), the Buyer and the Sellers' Representative will instruct the Escrow Agent (i) to pay the Buyer the amount, if any, by which, if all the Disputed Items were resolved in favor of Sellers, the Purchase Price would be less than the Estimated Purchase Price, or (ii) to pay the Sellers the amount, if any, by which if all the Disputed Items were resolved in favor of the Buyer, the Purchase Price would be more than the Estimated Purchase Price minus the amount of the Escrow Deposit. If, even if all the Disputed items were resolved in favor of the Sellers, the Purchase Price would be less than the Estimated Purchase Price minus the amount of the Escrow Deposit, at the same time the instruction is delivered to the Escrow Agent, the Sellers will pay the Buyer the amount by which the Purchase Price shown on the Purchase Price Statement plus the total of all the Disputed Items is less than the Estimated Purchase Price minus the amount of the Escrow Deposit. If, even if all the Disputed Items were resolved in favor of the Buyer, the Purchase Price would be more than the Estimated Purchase Price, at the same ime the instruction is delivered to the

Escrow Agent, the Buyer will pay the Sellers the amount by which the Purchase Price shown on the Purchase Price Statement is more than the Estimated Purchase Price.

         (g) If a Dispute Notice is delivered to the Buyer, within three days after any disputed item is resolved by agreement of the Buyer and the Sellers' Representative in a manner that increases the Purchase Price, the Buyer and the Sellers will instruct the Escrow Agent to pay the Sellers (or, after the entire Escrow Deposit has been paid to the Sellers, the Buyer will pay the Sellers) the amount by which the Purchase Price is increased.

         (h) Within three days after the final Purchase Price is determined (whether because the Sellers' Representative did not deliver a Dispute Notice, because of agreement between the Buyer and the Sellers or because of a determination of the Accountants), the Buyer and the Sellers' Representative will instruct the Escrow Agent to pay to the Sellers any amount by which the final Purchase Price exceeds the payments previously made with regard to the Purchase Price (including any payment being made under subparagraph (e), (f) or (g)), and to pay the balance of the Escrow Deposit to the Buyer. If the amount by which the final Purchase Price is greater than the payments previously made with regard to the Purchase Price exceeds the balance of the Escrow Deposit being held by the Escrow Agent, within three days after the final Purchase Deposit is determined, the Buyer will pay the Sellers an amount equal to the excess.

         (i) When the Purchase Price is finally determined, the income earned on the Escrow Deposit will be paid to the Sellers and the Buyer in proportion to the portions of the Escrow Deposit paid to each of them.

         (j) If the amount of the Escrow Deposit being held by the Escrow Agent on December 1, 1997 exceeds US$971,681, on December 1, 1997, the Escrow Agent will pay the excess above US$971,681 to the Sellers. If, when the final Purchase Price is determined, the amount the Sellers have received with regard to the Purchase Price, including the sum distributed under this subparagraph on December 1, 1997, exceeds the final Purchase Price, within three days after the final Purchase Price is determined, the Sellers will pay the Buyer an amount equal to the excess.

     2.5 EFFECTIVENESS OF PAYMENT. Each Seller acknowledges that payment in accordance with Section 2.6 will constitute payment to such Seller.

     2.6 FORM OF PAYMENT. All payments to be made pursuant to this Agreement shall be made to the Sellers' Representative by wire transfer of immediately available funds to in accordance with the wire transfer instructions attached hereto as Schedule 2.6.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Each Seller represents and warrants, except as disclosed on the annexes and schedules of the Applicable Purchase Agreements, to Buyer the following. With respect to each Operating Company, the representations and warranties made by Sellers in or pursuant to this Agreement apply only to events that occurred after the Sellers acquired at least majority ownership of such Operating Company ("Majority Ownership Date"). Accordingly, no such representation and/or warranty will be deemed to have been untrue or inaccurate when made with respect to any Operating Company unless (and then only to the extent that) an event that occurred after the Majority Ownership Date caused such representation and warranty to be untrue or inaccurate when made.

     3.1(a) THE SELLERS.

         3.1(a)(1). Each of the Sellers is a corporation, sociedad anonima or limited liability company duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization.

         3.1(a)(2). This Agreement is a valid obligation, binding on each of the Sellers, and is enforceable against each of them pursuant to the terms and conditions hereof. Each Additional Agreement to which any Seller is a party will, at the Closing, have been duly signed and executed by each of the Sellers and will be a valid obligation, binding on and enforceable against each of them pursuant to the terms thereof.

     3.1(b) THE COMPANIES.

         3.1(b)(1). Each of the Holding Companies and Operating Companies is a corporation ("sociedad anonima") duly incorporated and validly existing and in good standing under the Laws of the Republic of Argentina.

         3.1(b)(2). Except as set forth on Schedule 3.8.3, each of the Holding Companies and, to the Sellers' knowledge, Operating Companies has all requisite corporate powers (and, to the Sellers' knowledge, each of the Operating Companies holds a license) to operate the Systems, as well as to carry out its activities as it has done until now and to be the owner of and/or to lease and/or to use and/or to manage its property in the way it uses and manages same at present and according to the annexes and schedules of the Applicable Purchase Agreements. Each of the Holding Companies and, to the Sellers' knowledge, Operating Companies is duly qualified to engage in and transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased, used or managed by it or the nature of the business conducted by it require it to be so qualified. The representations in this Section 3.1(b)(2) do not include approval by COMFER of the Sellers' indirect acquisition of shares of the Operating Companies, which approval has not yet been obtained.

         3.1(b)(3). The Sellers have previously delivered or made available in Argentina to Buyer complete and accurate copies of each of the Companies' (a) Corporate Bylaws as amended from time to time, (b) all the minutes of its board meetings or shareholders' meetings furnished to the Sellers in conjunction with the Applicable Purchase Agreements and since the ownership of the Shares by the Sellers, and (c) its stock registers, validly reflecting any and all issuances, reissuances, cancellations and transfers of each of the Companies' capital stock.

         3.1(b)(4). None of the Companies owns any equity interest or any other obligation or equity security of any other Person.

     3.2 NO VIOLATION; CONSENTS:

         3.2.1 The execution and delivery of this Agreement by each of the Sellers and of any Additional Agreement to be executed and delivered by any of them, as well as the performance of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not violate any provision of Law and, with or without the giving of notice or the passage of time, will not conflict with or result in any breach of any of the terms and conditions of, nor will constitute a default pursuant to, the Companies' Governing Documents or of any Contract of any of the Holding Companies or, to the Sellers' knowledge, any of the Operating Companies.

         3.2.2 Schedule 3.2 lists all Persons (including, without limitation, Governmental Authorities, shareholders and creditors, parties to any necessary License and parties to any other Contract) whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document is legally or contractually required or necessary in connection with the execution, delivery or performance of this Agreement or any of the Additional Agreements, by Sellers (the "Required Consents").

     3.3 CAPITAL STOCK.

         3.3.1 The authorized capital stock and the capital stock that is issued and outstanding of each of the Companies is set forth on Schedule 3.3.1. Except as set forth on Schedule 3.3.1, all of such outstanding shares are duly authorized, validly issued, fully paid-in and are subject to no Lien. With respect to such shares, there are no obligations to make further contributions. Each Company's outstanding capital stock is owned as indicated in Schedule I, which sets forth the name of each beneficial owner of such stock and the number of shares owned by each of them. Except as set forth on Schedule 3.3.1, none of the Sellers has created or is contractually bound to create any Lien or Restriction on the capital stock or any other securities of the Companies. One share of stock of each of the Holding Companies is held by an Affiliate of the Sellers. It is the intention of the Sellers to (a) before the Closing, cause such Affiliates to transfer such shares to one or more of the Sellers and (b) transfer such shares to the Buyer together with the remainder of the Shares.

         3.3.2 There are no outstanding options, warrants, calls or other securities or rights of any kind to acquire, currently or upon the passage of time or the payment of money or the occurrence of any other event, stock or other securities of any of the Holding Companies and, to the Sellers' knowledge, the Operating Companies, nor any contingent or other kind of commitment to issue any of the foregoing.

     3.4 BROKERS, AGENTS, FINDERS, ETC. Except as set forth on Schedule 3.4, neither the Sellers nor their respective agents have retained or hired any broker, agent or finder, nor have they agreed to pay any fee, commission or similar payment to any person under this Agreement or under any Additional Agreement or in respect of the transactions contemplated herein or therein.

     3.5 FINANCIAL STATEMENTS.

         3.5.1 The Sellers have delivered to the Buyer the following financial statements (the "Financial Statements"):

               (i)  The  financial   statements  delivered  to  the  Sellers  in
          conjunction with their acquisition of the Operating Companies;

               (ii) monthly operating results for April and May, 1997, for each of the Operating Companies, setting forth month-end subscribers and revenue, expense and EBITDA for such Companies for such months; and

               (iii) closing certificates furnished to Sellers setting forth certain estimated information regarding numbers of subscribers, liabilities and working capital of each of the Companies received by the Sellers in connection with Sellers' acquisitions of the Companies pursuant to the Applicable Purchase Agreements.

         3.5.2 The financial statements referred to in Clauses (ii) and (iii) of
Section 3.5.1 are accurate in all material respects, subject to normal year-end adjustments and subject also to debt of such Companies to the Persons who sold such Companies to the Sellers incurred under the Applicable Purchase Agreements. The documents referred to in Clauses (i) and (iv) of Section 3.5.1 are complete and accurate copies of the documents furnished to Sellers. Since May 31, 1997 there has been no material adverse change in the financial condition or results of operations of the Operating Companies taken as a whole. Since September 9, 1997 (i) the Companies have conducted their respective businesses diligently, in good faith and in the ordinary course, consistent with past practices and in compliance with all applicable Laws, and have not engaged in any transaction, including, without limitation, entering into or amending any Contract, incurring any liability or obligation (absolute or contingent), or making any advance or expenditure, other than in the ordinary course of business, nor have they changed their business policies or practices in any material respect. The Companies have not acquired any customers of a System by promotional incentives or discounts exceeding those customarily given in the cable industry in Argentina; and (ii) the Companies have not paid any dividends, nor retired any amounts on account of future dividends, redeemd or repurchased any shares of their stock, or reduced their capital, except as permitted under Section 5.7 of the Existing Stock Purchase Agreement.

         3.5.3 The books and records of each of the Holding Companies and, to the Sellers' knowledge, Operating Companies are reasonably complete and reflect the transactions and dispositions of the Assets of each of them adequately.

     3.6 TAXES. Each of the Holding Companies has duly and timely filed in proper, legal and accurate form, all reports and tax returns and has paid all taxes in accordance with applicable Law. Each Operating Company, since its Majority Ownership Date, has duly and timely filed in proper, legal and accurate form all reports and tax returns and has paid all taxes in accordance with applicable Law that first became due during such period.

     3.7 LAWSUITS. Except as set forth in the annexes and schedules to the Applicable Purchase Agreements, there are no actions, proceedings, claims or investigations pending or threatened by or before any Governmental Authority to which a Holding Company or, to the Sellers' knowledge, an Operating Company is a party in which an adverse determination could reasonably be expected to have a Material Adverse Effect on the Companies taken as a whole or the material Licenses, Contracts, Assets or rights of the Companies taken as a whole, or which might question the validity of this Agreement or of any other Additional Agreement, or which seeks to restrain or enjoin the consummation of transactions contemplated herein or therein.

     3.8 LICENSES.

         3.8.1 To the Sellers' knowledge, each of the Operating Companies has all material Licenses necessary to construct, own and operate commercially the Systems of the Companies in the geographical areas in which it currently conducts business, in each case in full compliance with all applicable Laws except where such noncompliance would not have a Material Adverse Effect on such Operating Company. To the Sellers' knowledge, each of the Operating Companies' Licenses is a valid and subsisting instrument under applicable Laws and is in full force and effect. To the Sellers' knowledge, each License used, held for use in or necessary for the operation of the Systems of the Operating Companies is held by and in the name of each such company. To the Sellers' knowledge, there is no pending application before any Governmental Authority which involves an Operating Company License. To the Sellers' knowledge, none of the Operating Companies' Licenses may be revoked during the period of issue unless the applicable Operating Company breaches the terms or conditions of such license.

         3.8.2 To the Sellers' knowledge (i) no Operating Company has materially breached or is in default under any of the Operating Companies' Licenses except where such breach or default would not have a Material Adverse Effect on such company, (ii) the Systems of the Companies, to the extent that same are constructed, have been constructed in compliance with all applicable Licenses and Laws and (iii) no Operating Company has received any notice of breach or default under any of its Licenses from any Governmental Authority.

         3.8.3 To the Sellers' knowledge, Schedule 3.8.3 sets forth a list of all pending COMFER authorizations and claims.

     3.9 ASSETS.

         3.9.1 TITLE; LIENS. To the Sellers' knowledge, each of the Operating Companies has good and marketable title or valid rights to all of its Assets, free and clear of any Lien, except (i) Liens for property taxes not delinquent,
(ii) Liens that do not materially detract from the value of the Assets or materially interfere with the present use of the Assets, (iii) the Liens listed in the schedules and annexes to the Applicable Purchase Agreements and (iv) Liens referred to in Section 6.1(h).

         3.9.2 REAL PROPERTY. Other than as reflected in the annexes and schedules to the Applicable Purchase Agreements, neither the Holding Companies nor, to the Sellers' knowledge, the Operating Companies own any Real Property.

         3.9.3 INTELLECTUAL PROPERTY, COPYRIGHTS, PATENTS AND TRADEMARKS. Neither the Holding Companies nor, to the Sellers' knowledge, the Operating Companies are in violation of any intellectual property right, copyright, patent or trademark of any Person.

     3.10 THE SYSTEMS.

         3.10.1 To the Sellers' knowledge, all of the Equipment is in good working order and repair, complies in all material respects with all applicable Licenses and Laws and with all rules, regulations and standards of all Governmental Authorities regarding its intended use. None of the Holding Companies directly owns any material cable television Equipment.

         3.10.2 To the Sellers' knowledge, each of the Operating Companies is duly authorized under applicable Laws to distribute to Subscribers all the signals carried or proposed to be carried and has all Licenses required to operate all earth stations and microwave and other transmission facilities used or proposed to be used in the Systems of the Companies in compliance with applicable Laws.

     3.11 EMPLOYMENT MATTERS. Each of the Holding Companies and, to the Seller's knowledge, the Operating Companies (except as covered by Section 9.2(a)(iii)) has fully complied with all applicable labor and social security Laws.

     3.12 INSURANCE. To the Sellers' knowledge, all of the insurance policies of the Operating Companies are outstanding, valid and enforceable in accordance with their respective terms, having been hired with financially sound and reputable insurance companies.

     3.13 CONTRACTS AND COMMITMENTS.

         3.13.1 All of the Contracts/Commitments of the Holding Companies and, to the Sellers' knowledge, the Operating Companies (collectively the "Company Contracts") are in good standing, valid and effective, with no material breach, violation, default, notice or claim of breach by any party thereto except where such breach, violation or default would not have a Material Adverse Effect.

         3.13.2 Sellers have made available to Buyer in Argentina complete and accurate copies of all of the Company Contracts, and any and all amendments or modifications thereto.

     3.14 COMPLIANCE. Each of the Holding Companies and, to the Sellers' knowledge, the Operating Companies has complied in all material respects with all Licenses, Contracts, and Laws applicable to the conduct of its business and ownership, possession, maintenance and operation of its properties and Assets except where such noncompliance would not cause a Material Adverse Effect on the Companies taken as a whole.

     3.15 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty in this Article Three contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     3.16 ENVIRONMENTAL MATTERS. To the Sellers' knowledge, none of the Operating Companies has received a notice from any Governmental Authority that it, or any property it owns or uses, is in violation of any Law or regulation relating to protecting the environment.

     3.17 LABOR MATTERS. Except as set forth on Schedule 3.17, no employee of any of the Companies is represented by any labor union, and no union is attempting to organize or otherwise become the bargaining representative for any employees of any of the Companies.

     3.18 VENDOR DEBT. Schedule 3.18 shows (a) the amounts as of the date hereof of all outstanding debt incurred as deferred payment of the purchase price paid by Sellers for the Companies and (b) the amount as of the date hereof of all funds held in escrow pursuant to the Applicable Purchase Agreements.

     3.19 ASSETS AND CONTROLLED AFFILIATES IN THE UNITED STATES. None of the Companies is incorporated in the United States, or organized under the laws of the United States, or has its principal offices within the United States. None of the Companies, nor any entity that they control, nor all such controlled entities in the aggregate, hold assets located in the United States having an aggregate book value of US$15,000,000 or more, and none of the Companies directly or indirectly controls any corporation that is incorporated in the United States, is organized under the laws of he United States, or has its principal offices within the United States. As used in this Section 3.19, the term "control" means (a) holding 50% or more of the outstanding voting securities of an issuer; (b) in the case of an entity that has no outstanding voting securities, having the right to 50% or more of the entity's profits, or having the right in the event of dissolution to 50% or more of the entity's assets; or (c) having the contractual power presently to designate 50% or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     4.1 BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the Republic of Argentina, with all requisite corporate power and authority to conduct its business and operations as presently conducted and to execute, deliver and perform this Agreement and the other instruments and documents required hereby to be executed and delivered by Buyer, and has, or as of the Closing Date will have, taken all action required to duly authorize such execution, delivery and performance. This Agreement is, and the other instruments and documents to be executed and delivered by Buyer hereunder or prior to the Closing will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms. Buyer represents that it is familiar with any and all applicable broadcasting Laws, in particular with the provisions of Law 22,285, as amended, and with any and all obligations to be undertaken by it under same, and especially that this

Agreement must be submitted to the approval specified in Article 46 clause (f) of the Broadcasting Law.

     4.2 NO VIOLATION; BUYER'S CONSENTS.

         4.2.1 The execution and delivery of this Agreement by Buyer and of any Additional Agreement to be executed and delivered by it, as well as the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not violate any provision of Law and, with or without the giving of notice or the passage of time, will not conflict with or result in any breach of any of the terms and conditions of, nor will constitute default pursuant to, Buyer's Governing Documents or of any Contract of Buyer.

         4.2.2 Except for COMFER if applicable, there are no Persons (including, without limitation, Governmental Authorities, shareholders and creditors, parties to any necessary License and parties to any other Contract) whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document is legally or contractually required or necessary in connection with the execution, delivery or performance of this Agreement or any of the Additional Agreements by Buyer.

     4.3 BROKERS, AGENTS, FINDERS, ETC. Neither the Buyer nor its agents have retained or hired any broker, agent or finder, nor have they agreed to pay any fee, commission or similar payment to any person under this Agreement or under any Additional Agreement or in respect of the transactions contemplated herein or therein, except for Integra Financial Services LLC, Smith Barney, and ING Bank ("ING"). Any obligations arising under any of the arrangements described in the preceding sentence will be the sole obligation of Buyer, and no Seller will have any liability therefor.


                                    ARTICLE 5
                             POST-CLOSING COVENANTS

     Except as otherwise approved by the other Party in writing, the Parties agree as follows:

     5.1 UFC AFFILIATION AGREEMENT. Buyer shall use its best efforts to enter into, within six months after the date hereof, an affiliation agreement with respect to the carriage of Casa Club and The Family Channel through the Companies' Systems, on terms and conditions substantially as set forth on the term sheet attached hereto as Exhibit C, along with such other terms and conditions as are customary for agreements with respect to such matters.

                                    ARTICLE 6
                        CONDITIONS OF BUYER'S OBLIGATIONS

     6.1 CLOSING. Buyer's obligation to pay the Purchase Price is subject to the satisfaction or written waiver of the following conditions:

         (a) STOCK TRANSFER. That the Sellers deliver to Buyer all of the certificates representing the Shares and do all acts necessary to perfect the transfer of the Shares in the name of Buyer and/or any company that Buyer indicates in the Stock Registry book of the Companies, free of Liens or undisclosed Restrictions, subject to the approval of the authorization provided for in Art. 46(f) of the Broadcasting Law, if applicable.

         (b) RECEIPT OF CONSENTS. All of the Required Consents will have been obtained or given, with the exception of such Consent required under art. 46, part (f) of Law 22.285, if applicable, and except where the failure to obtain (or, in the case of filings, make) such Required Consents would not have a Material Adverse Effect on the Companies taken as a whole.

         (c) CORPORATE ACTIONS. All corporate or other actions necessary for (i) the execution, delivery and performance of this Agreement and of the Additional Agreements by the Sellers, (ii) the completion of the transactions contemplated herein and therein, and (iii) implementing the annotations that are required in the corporate record books in order to effectuate the transfer of the Shares, free of all Liens and undisclosed Restrictions, will have been duly and validly taken and will be in full force and effect.

         (d) PERFORMANCE. The Sellers will have performed in all material respects all obligations under this Agreement and the Additional Agreements to be performed by them at or prior to the Closing.

         (e) TRUE AND COMPLETE REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made to Buyer in or pursuant to this Agreement or any Additional Agreement will be true and complete in all material respects, both when made and as of Closing, with the same effect as if made at and as of the time of Closing.

         (f) NO GOVERNMENTAL PROCEEDINGS. No provision of any applicable Laws will apply, with the exception of those stemming from the Law 22,285 on Broadcasting, and no Judgment will exist so as to prevent completion of the transactions contemplated in this Agreement or in any Additional Agreement, questioning the legality or validity of such transactions or otherwise alleging damage as the result of such transactions, or where damages resulting from such transactions might be claimed, nor any pending or threatened proceeding in which any Person seeks or may take any such action. None of the Parties to this Agreement will have been notified of the present intention of any Government
Authority or of the legal representative thereof to bring an action or proceeding challenging or enjoining completion of any other transactions contemplated herein or in any Additional Agreement.

         (g) DOCUMENTS. The Sellers will have signed and delivered, or caused to be delivered, the certificate contemplated by Section 2.4(a).

         (h) RELEASE OF LIENS. Buyer shall have received written notification from Toronto Dominion (Texas), Inc., in form and substance reasonably satisfactory to Buyer, that upon receipt of such amount as is specified in such notification, Toronto Dominion (Texas), Inc. will promptly release all Liens it holds on any of the shares or Assets of any of the Companies.

         (i) TRANSFER OF SINGLE SHARES. The single shares described in the final two sentences of Section 3.3.1 shall have been transferred to the Sellers, to be transferred to Buyer together with the remaining Shares.


                                    ARTICLE 7
                       CONDITIONS OF SELLERS' OBLIGATIONS

     The obligation of the Sellers to complete Closing is subject to the satisfaction or written waiver by the Sellers' Representative of each of the following conditions:

     7.1 PERFORMANCE BY BUYER. Buyer will have performed in all material respects all of its obligations hereunder and under each of the Additional Agreements.

     7.2 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of Buyer's representations and warranties made pursuant to this Agreement or to any Additional Agreement will be true and complete in all material respects and will have the same effects whether made at or prior to the date of transfer of the Shares.

     7.3 NO GOVERNMENTAL PROCEEDINGS. As regards Buyer, there will not exist any provision of applicable Laws nor any Judgment preventing completion of the transactions contemplated herein or in any Additional Agreement, questioning the legality or validity of such transactions or claiming damages resulting from such transactions, nor any pending or threatened proceeding in which any Person seeks or may take any such action. None of the Parties to this Agreement will have been notified of the firm and nonappealable intention of the applicable authority by which the consummation of this Agreement is prohibited.

     7.4 BAHIA BLANCA CLOSING. The closing of the transactions contemplated under the Bahia Blanca Agreement shall have occurred and Sellers shall have received payment in full of the purchase price thereunder.

     7.5 ING COMFORT LETTER. Sellers shall have received a comfort letter from ING, in form and substance acceptable to Sellers, stating that ING will use its best efforts to be ready to loan to Buyer on the Closing Date the entire purchase price under the Santa Fe Agreement by Buyer.

     7.6 SANTA FE AGREEMENT. The Santa Fe Agreement shall have been executed and shall be in full force and effect, and the initial payment of US$2,176,405.00 under the Santa Fe Agreement shall have been paid in full by wire transfer as provided in Schedule 2.6.

                                    ARTICLE 8
                                 CONFIDENTIALITY

     8.1 GENERAL. Any information or document that any Party hereto provides to the other Party or that a Party develops in the course of completing the transactions contemplated herein, with the exception of information or documents that are publicly available other than through a breach by the disclosing Party of any agreement with the Seller or Buyer, will be treated as confidential and proprietary and will not be disclosed to any third party, with the exception of investment banks and other consultants who agree in writing to comply with this
Section 8.1 or as otherwise consented to in writing by the Seller or Buyer, as applicable. The Parties will attempt to identify any and all confidential information specifically as such. The Party infringing confidentiality as agreed herein will indemnify the other Party to the extent of the damages which were caused.

     8.2 PUBLIC ANNOUNCEMENTS. Neither Seller nor Buyer will issue any press release or make any other public disclosure relating to the transactions contemplated herein without the prior written consent in each instance of the other. Section 8.1 and this Section 8.2, however, will not apply to or limit any Party's ability to make such public announcements or disclosures as it may consider necessary or appropriate pursuant to the reporting requirements under U.S.A. securities Laws or other applicable Law. Also excepted from Section 8.1 and this Section 8.2 are the annual and other periodic reports and financial statements legally prepared and released in the ordinary course of business by the Parties hereto.

                                    ARTICLE 9
                            SURVIVAL; INDEMNIFICATION

     9.1 SURVIVAL. Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, and Articles 8, 9, and
11 hereof will survive Closing and will not cease except when expressly provided therein. The provisions of this Agreement, including all representations and warranties of the Parties hereto and any certificate delivered pursuant to this Agreement, will survive Closing and will terminate on the earlier of 30 days after completion of the audit of Buyer's financial statements for the year ended December 31, 1998 or June 30, 1999. The obligation to indemnify will apply to any of the foregoing matters for any claim made prior to the expiration of the limitation period that was not resolved within said period of time. Notwithstanding the foregoing, the provisions under Section 9.3 shall survive the Closing and will remain in full force and effect for a period of five years thereafter.

     9.2 INDEMNIFICATION.

         (a) Each of the Sellers agrees to indemnify Buyer with respect to any loss, claim, damage, liability (or actions or procedures in relation to these) and expenses that Buyer, the entities controlling, controlled by or under common control with it, officers, employees, shareholders and advisors (henceforward the "Indemnified Persons") may have suffered in relation to or arising out of:

               (i) the inaccuracy when made of any representation and warranty made by Sellers in or pursuant to this Agreement, but only to the extent that the event or circumstance that caused such representation and warranty to be inaccurate first occurred or existed after Seller's acquisition of the Company with respect to which such representation and warranty was inaccurate;

               (ii) non-performance on the part of any of the Sellers of any obligation made in this Agreement or the Additional Agreements; or

               (iii) any failure by an Operating Company to comply with labor and social security Laws after the Majority Ownership Date of such Operating Company and before the Closing.

         (b) Immediately after receipt by an Indemnified Person of notice of any action, proceeding, claim, or potential claim (an "Asserted Claim") that could give rise to a right to indemnification under this Agreement, the Buyer will give the Sellers' Representative written notice of the Asserted Claim. Delay in giving this notice will not affect the Indemnified Party's right to indemnification to the extent it is demonstrated that the interests of the Sellers have not been prejudiced due to such delay.

         (c) The Sellers' Representative may assume and control the defense of such Asserted Claim (with counsel reasonably acceptable to the Indemnified Person) if it affirms the obligation of the Sellers to indemnify the Indemnified Person with respect to such Asserted Claim. Notwithstanding the foregoing, the Indemnified Person will have the right to hire its own counsel and to control the defense or settlement in any such action, at the expense of the Sellers if
(i) the action involves a conflict of interest between the Indemnified Person and the Sellers, (ii) the Sellers' Representative has not assumed such defense to the reasonable satisfaction of Buyer within a reasonable time after receiving notice of the Asserted Claim from Buyer or (iii) the Asserted Claim could have a Material Adverse Effect on the business of Buyer. The Sellers' Representative agrees to cooperate with the Indemnified Persons in order to enable their counsel to participate in the defense and to deliver to the Indemnified Persons copies of all pleadings and other information within the Sellers' Representative's knowledge or possession reasonably requested by the Indemnified Persons that is relevant to the defense of any such claim or demand. The Sellers' Representative will maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

         (d) Neither the Indemnified Person nor the Sellers' Representative may consent to the rendering of a judgment with respect to the Asserted Claim or enter into a settlement with respect to the Asserted Claim if such judgment or settlement does not unconditionally release the Sellers or the Indemnified Person, as the case may be, from all liability with respect thereto without the consent of such Party. Such consent cannot be unreasonably withheld.

         (e) Notwithstanding any other provision of this Agreement, (i) Sellers' indemnification obligations will not apply until the cumulative amount of Buyer's indemnifiable claims exceed US$100,000, (ii) in no event will Sellers' indemnification obligation under this Agreement exceed US$4,858,405, except for a breach arising from Sellers' inability to transfer the Shares, and (iii) Buyer's sole remedy for any breach of this Agreement or inaccuracy of any representation or warranty made in or pursuant to this Agreement shall be indemnification pursuant to this Article Nine.

         (f) The provisions of paragraphs (a) through (e) of this Section 9.2 also shall apply to the Buyer as an indemnifying party and the Sellers, their Affiliates, and their respective officers, employees, shareholders and advisers as Indemnified Persons, with references therein to Buyer being read as references to the Sellers and all references to the Sellers or the Sellers' Representative being read as references to the Buyer. Such indemnification obligations of the Buyer also shall apply to any loss, claim, damage, liability and expenses suffered by any of the Sellers with respect to Sellers' guarantees of indebtedness incurred in connection with the Sellers' acquisition of the Companies, and the limitation on damages set forth in clause (ii) of Section 9.2
(e) shall not apply to such indemnification obligation or to any failure by Buyer to pay the Purchase Price on the date hereof as required hereunder.

     9.3 INDEMNIFICATION AGAINST CLOSING DATE LIABILITIES.

         (a) The Sellers jointly and severally agree to indemnify the Buyer against, and reimburse the Buyer for, any amount by which the total payments by the Companies after the Closing Date of obligations which existed at the Closing Date or relate to periods prior to the Closing Date (net of any amounts collected out of escrow accounts referred to in the definition of Closing
Liabilities), whether or not the payments are of liabilities known to the Sellers or the Companies on the Closing Date, exceed the Closing Liabilities included in the calculation of the Purchase Price made as provided in Section
2.4. The amount of indemnification will be adjusted to reflect the extent to which the Buyer acquires less than 100% of the shares of an entity that makes payments for which the Buyer is entitled to indemnification or reimbursement under this Section 9.3(a). Any payments to the Buyer under this Section will (i) be made promptly after demand by the Buyer accompanied by documentation of the amounts paid by the Companies which shows the payment to be due and (ii) be treated as adjustments of the Purchase Price.

         (b) If any of the Companies receives a claim with regard to a liability, or claimed liability, which existed at the Closing Date or relates to a period prior to the Closing Date and was not included (or exceeds the amount which was included) in the Closing Liabilities included in the calculation of the Purchase Price, the Buyer will promptly notify the Sellers' Representative of the claim and the fact that the Buyer intends to treat any amount paid with regard to the claim as a payment to which Section 9.3(a) applies. If the Sellers' Representative informs the Buyer that the Sellers acknowledge that any payment with regard to the claim will be a payment to which Section 9.3(a) applies and that the Sellers either (i) wish to contest the claim, (ii) want to seek reimbursement out of an escrow account referred to in the definition of Closing Liabilities with regard to any amount due as a result of the claim or
(iii) want to seek indemnification or other recovery related to such claim under an Applicable Purchase Agreement or related agreement, the Sellers may, at their expense, contest the claim or seek reimbursement out of the escrow account or other recovery. The Buyer will cooperate, and will cause the Companies to cooperate, in all reasonable respects in the Sellers' efforts to do that, and the Sellers will reimburse the Buyer for all out-of-pocket costs it or any of the Companies incurs in doing so. To the extent the Sellers recover reimbursement out of an escrow account for a sum due as a result of a claim, the

Sellers will pay the amount of the reimbursement to the Buyer or the applicable Company, and the amount paid to the Buyer or a Company will be included in the calculation of any amount due under Section 9.3(a). Sellers will be subrogated to all rights of any Company to the extent that Sellers pay any amount under this Section 9.3.


                                   ARTICLE 10
                             [INTENTIONALLY OMITTED]


                                   ARTICLE 11
                               GENERAL PROVISIONS

     11.1 NOTICES. All notices hereunder shall be made (i) by delivery of same in person to the intended addressee, (ii) by sending such notice by Federal Express or another reputable private international courier service (a "Qualified Courier") for overnight (or its nearest equivalent) delivery to the intended addressee or (iii) by facsimile transmission to such Party at the facsimile number set forth for such Party below provided that a copy of same is deposited with a Qualified Courier for overnight delivery to the intended addressee, in each case for delivery to the address of the intended addressee as set forth below (or as such other address or fax number as may be designated by such Party as herein provided) to the officers mentioned hereinafter:

If to Sellers to Sellers' Representative:            If to the Buyer:

UIH Latin America, Inc.                              Supercanal S.A.
4643 South Ulster, Suite 1300                        Godoy Cruz 316
Denver, Colorado 80237                               Mendoza
Attn.:  President                                    Argentina
Tel: (303) 770-4001
Fax: (303) 770-4207


Copies to:                                           Copies to:

UIH Argentina, Inc.                                  Estudio Vila
Cerrito 740, piso 14                                 Espejo 333, P.B. of. 4 a 6
1309 Buenos Aires                                    Mendoza
Attn.:   Bradley Johnson and/or                      Attn: Alberto Vila
         Roberto H. Crouzel                          Tel: 011-54-61-254202
Tel: (541) 372-5100                                  Fax: 011-54-61-295042
Fax: (541) 372-1990

United International Holdings, Inc.                  Marval, O'Farrell & Mairal
4643 South Ulster, Suite 1300                        L.N. Alem 928
Denver, Colorado 80237                               (1001) Buenos Aires
Attn.:  General Counsel                              Argentina
Tel: (303) 770-4001                                  Tel: (54-1) 310-0100
Fax: (303) 770-4207                                  Fax: (54-1) 310-0200

W. Dean Salter, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
Tel: (303) 861-7000
Fax: (303) 866-0200


     All notices, summons and requests will be effective upon such personal delivery or upon confirmation of delivery by facsimile transmission provided that delivery to the Qualified Courier is effected within three business days thereafter. In all other cases, notices, summons and requests will be effective three business days after having been deposited with Qualified Courier for overnight (or its nearest equivalent) delivery. Rejection or other refusal to receive, or the inability to deliver, because of changed address of which no notice was given as herein required will be deemed to be receipt of the notice, summons or request sent.

     11.2 FURTHER ASSURANCES. The Parties will make, execute and deliver such other instruments of transfer as may be necessary or proper to transfer to Buyer all right, title and interest in the Shares, free of any Restriction or Lien.

     11.3 HEADINGS. The Article and Section headings in this Agreement are for convenience only and will not be used for interpretation hereof nor considered part of this Agreement.

     11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts or counterpart signature pages, each of which will be deemed an original but all of which, together, will constitute one and only instrument.

     11.5 AMENDMENTS. No provision of this Agreement will be altered, amended, revoked or waived except by an instrument in writing designated as an amendment, revocation or waiver and signed by the person against whom it is sought to be enforced.

     11.6 ASSIGNMENT. This Agreement and all Additional Agreements will be binding upon and inure to the benefit of the Parties. Except for assignments to Affiliates, neither Party will assign any of its rights under this Agreement nor delegate its duties hereunder unless it obtains prior written consent of the other Party. For any assignment under the preceding sentence, the assignee, as a condition to the effectiveness of such assignment, must assume all obligations hereunder, with respect to the Company assigned, as co-obligor with Buyer.

     11.7 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the Additional Agreements embody the entire agreement between the Parties concerning the subject matter hereof and thereof. Such Agreements replace and take the place of any other prior or contemporaneous negotiations, agreements and understandings. The Indemnified Persons are third-party beneficiaries of Article
9.2 hereof. Otherwise, there are no third party beneficiaries.

     11.8 NO WAIVER. Failure or delay of any Party at any time or from time to time to exercise any right under or enforce any provision of this Agreement will not be construed as implying a waiver of such provision or of that Party's right to exercise or enforce it subsequently. No single or partial exercise of any right hereunder by any Party will preclude the further or full exercise of the right by such Party. No waiver of any default on any one occasion by a Party will constitute a waiver of any subsequent or other default by such Party.

     11.9 SEVERABILITY. If any provision of this Agreement or the applications thereof to any Person or circumstance were invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, will not be affected thereby and will be enforced to the greatest extent permitted by applicable Law. In such case, the Parties will amend this Agreement to effect, to the fullest extent possible under applicable Laws, the original intent of the Parties with respect to such invalid or unenforceable provision.

     11.10 GOVERNING LAW. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto will be governed by and construed in accordance with the Laws of Colorado.

     11.11 DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to this Agreement or any Additional Agreement will be resolved by the state courts of COLORADO or the federal courts located within the STATE OF COLORADO. The Parties consent to personal jurisdiction of such courts in any such disputes. Buyer consents to service of process through notice given under
Section 11.1 of this Agreement in connection with any such dispute and waives any other requirements for service of process.

     11.12 EXPENSES. Each Party will pay its own expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any Additional Agreements.

     11.13  SELLERS.   Each  of  the  Sellers   hereby   appoints  the  Sellers'
Representative as his or her agent to make decisions and take any action on behalf of such Seller in connection with this Agreement.

     11.14 NONCOMPETITION.

         (a) During the period commencing at the Closing and ending on the date which is 10 (ten) years after the Closing Date, none of the Sellers, nor any Affiliate thereof will, directly or indirectly, own, manage, operate, control or engage or participate in the ownership, management, operation or control of, or be connected as a stockholder, director, officer, agent, partner, consultant, joint venturer or otherwise with, any business or organization which engages in the business of owning, providing, distributing or operating in the Republic of Argentina (i) any cable television system or service, satellite master antennae or MMDS or UHF system or service, any direct broadcast satellite system or service or any telephone internet access, data service, or (ii) without the prior written consent of Buyer, any service or product related to cable television (other than provision of programming), telephony or any other communication business. Sellers and their Affiliates shall not be deemed in violation of this paragraph (a) if through ownership of up to 5% of the stock of a publicly-traded company that engages in the activities described above.

                  (b) Each of the Sellers shall keep confidential all proprietary information which they have obtained or receive in the future with respect to the Companies and their Affiliates and the cable television systems and other business owned and operated by them, except to the extent required by applicable Law or during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement and except as Sellers may consider appropriate pursuant to disclosure obligations under U.S. securities Laws. In the event that any of the Sellers is requested pursuant to or required by applicable Law, regulation or legal process to disclose any of the foregoing confidential proprietary information, he or she will notify Buyer promptly so that Buyer may seek a protective order or other appropriate remedy or, in such Person's sole discretion, waive compliance with the terms of this Section, the relevant Seller will furnish only that portion of the foregoing confidential proprietary information which he or she is advised in writing by his or her counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential proprietary information. For purposes of this Section 11.14(b), proprietary information does not include information that became generally available to any Seller on a non-confidential basis from a source other than Buyer, provided that such source is not bound by a confidentially agreement with, or other contractual, legal or fiduciary obligation of confidentiality to Buyer.

                                *  *  *  *  *

     IN WITNESS HEREOF, two copies of the same effect are executed on the date set forth on page 1.

SELLERS

UIH ARGENTINA, INC.


  /S/ DAVID LEONARD
-----------------------------------
By:      DAVID LEONARD
   Its:  President




UNITED INTERNATIONAL HOLDINGS
ARGENTINA, S.A.


  /S/ BRADLEY JOHNSON
-----------------------------------
By:      BRADLEY JOHNSON
   Its:  President




SUPERCANAL HOLDING S.A.


  /S/ DANIEL VILA
-----------------------------------
By:      DANIEL VILA
   Its:  President